UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2016

 HIGHER ONE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34779	26-3025501
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

115 Munson Street

New Haven, CT 06511

(Address of principal executive offices and zip code)

(203) 776-7776

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

This Current Report on Form 8-K revises the audited financial statements, and management’s discussion and analysis of financial condition and results of operations and the overview of our business, all of which were both included in the Annual Report on Form 10-K of Higher One Holdings, Inc. ("Higher One", “we”, “us” or “our”), filed on March 6, 2015.

During 2015, our management changed the structure of our internal organization in a manner that caused the composition of our reportable segments to change. As a result, we have retrospectively revised the corresponding information for prior periods. The internal organization changes are further described in Note 17 to the financial statements included in Exhibit 99.3. The revised information related to this change is presented in Exhibits 99.1, 99.2 and 99.3 to this Current Report on Form 8-K.

As a result of our plan to sell substantially all of the assets, and transfer substantially all of the liabilities, exclusively related to or used in our refund disbursement business, pursuant to the Asset Purchase Agreement by and among Higher One, Higher One, Inc., Customers Bank and Customers Bancorp, Inc., dated December 15, 2015, we will file proxy material that requires the inclusion of annual audited financial statements.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibits	Description

23.1	Consent of PricewaterhouseCoopers LLP

99.1	Updates, where applicable, to Part 1, Item 1. Business from our Annual Report on Form 10-K filed on March 6, 2015

99.2	Updates, where applicable, to Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations for the years ended December 31, 2014 and 2013.

99.3

Audited consolidated balance sheets of Higher One Holdings, Inc. as of December 31, 2014 and 2013 and the related consolidated statements of operations and of cash flows for the years then ended and the related notes to the financial statements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2016

HIGHER ONE HOLDINGS, INC.

/s/ Christopher Wolf

Christopher Wolf

Executive Vice President and

Chief Financial Officer